CULLEN FUNDS TRUST
AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of  November 30, 2005, to the Fund Accounting Servicing Agreement, dated as of September 12, 2005 (the "Agreement"), is entered by and between CULLEN FUNDS TRUST, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the Trust intends to create additional funds and desires to amend the fee schedule; and

WHEREAS, the Trust and USBFS desire to extend said Agreement to apply to the recently added funds and the fees of the added funds; and

WHEREAS, Paragraph 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibits A and B of the Agreement are hereby superceded and replaced with Exhibits A and B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CULLEN FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James P. Cullen	By: /s/ Joe D. Redwine

Printed Name: James P. Cullen	Printed Name: Joe D. Redwine

Title: President	Title: President

Exhibit A
to the
Fund Accounting Servicing Agreement

Fund Names

Separate Series of Cullen Funds Trust

Name of Series	Date Added
Cullen High Dividend Equity Fund	08/01/03
Cullen High Dividend Equity Fund C	10/05/04
Cullen High Dividend Equity Fund I	10/05/04
Cullen International High Dividend Fund – Retail Class	Effective on or
Cullen International High Dividend Fund – Class C	About 12/1/05
Cullen International High Dividend Fund – Class I

Exhibit B
Fund Accounting Servicing Agreement

FUND ACCOUNTING CULLEN FUNDS TRUST ANNUAL FEE SCHEDULE

Domestic Equity Funds:
Cullen High Dividend Equity Fund
$[__] for the first $[__]  million
  [__] basis points on next $[__]  million
  [__] basis points on the balance
 Multiple Classes
 Each class is an additional [__]% of the charge
 of the initial class.

International Equity Funds*:

Cullen International High Dividend Fund
$[__] for the first $[__] million
 [__] basis points on the next $[__] million
 [__] basis point on the balance
 Multiple Classes
 Each class is an additional $[__].

Domestic Balanced Funds*
$[__] for the first $[__] million
[__] basis points on the next $[__] million
[__] basis point on the balance

Domestic Fixed Income Funds*
Funds of Funds*
Short or Derivative Funds*
Tax-exempt Money Market Funds*
$[__] for the first $[__] million
[__] basis points on the next $[__] million
[__] basis point on the balance

Taxable Money Market Funds*
$[__] for the first $[__] million
[__] basis point on the next $[__] million
[__] basis point on the balance

International Income Funds*
$[__] for the first $[__] million
[__] basis points on the next $[__] million
[__] basis points on the balance

* Subject to CPI increase, Milwaukee MSA.

Master/Feeder Funds
Each master and feeder is charged according to the
schedule.

Multiple Manager Funds
Additional base fee:
$[__] per manager/sub-advisor per fund

Extraordinary services - quoted separately

Conversion Estimate – one month’s fee (if necessary)

NOTE- All schedules subject to change depending
upon the use of derivatives – options, futures, short
sales, etc.
All fees are billed monthly plus out-of-pocket
expenses, including pricing, corporate action, and
factor services:
●     $[__]  Domestic and Canadian Equities
● $[__]  Options
●     $[__] Corp/Gov/Agency Bonds
●     $[__] CMO's
●     $[__] International Equities and Bonds
●     $[__] Municipal Bonds
●     $[__]  Money Market Instruments
●     $[__] /fund/month - Mutual Fund Pricing
●     $[__] /equity Security/Month Corporate
Actions
●     $[__] /month Manual Security Pricing
(>[__]/day)
●     Factor Services (BondBuyer)
●     $[__] /CMO/month
●     $[__] /Mortgage Backed/month
●     $[__]month Minimum Per Fund Group